Exhibiit 10.33.5


                             AMENDMENT NO. 2 TO THE
                    AMENDED AND RESTATED PANAMSAT CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                               ESTABLISHED IN 1997
                   (AS AMENDED AND RESTATED ON MARCH 20, 2000)

               WHEREAS, PanAmSat Corporation (the "Company") sponsors the PanAmSat Corporation Long-Term Stock Incentive Plan Established in 1997 (as Amended and Restated on March 20, 2000) (the "Plan");

               WHEREAS, pursuant to Section 5.10 (b) of the Plan, the Board of Directors of the Company may, at any time and from time to time, amend the Plan; and

               WHEREAS, the Company desires to amend the Plan to provide certain protections to participants in the Plan upon a change in control of the Company;

               NOW THEREFORE, the Plan is hereby amended, effective December 7, 2000, as follows:

               1. A new paragraph (g) is hereby added to Section 1.02 of the Plan to read as follows:

               "(g) "Award" means an award under the Plan of an Option, Alternate Right, restricted stock, performance share or performance unit.

               2. A new paragraph (h) is hereby added to Section 1.02 of the Plan to read as follows:

               "(h) "Change in Control" means the effective date of any of the following events: (1) consummation of a change in ownership of the Company, whether by sale, merger, consolidation or reorganization, and whether in one or more such transactions, pursuant to which Hughes Electronics Corporation and/or General Motors Corporation does not directly or indirectly own more than fifty percent (50%) of the outstanding Common Stock, in value, of the Company or any successor surviving entity; or (2) the sale or distribution of all or substantially all of the assets of the Company to an unrelated entity or entities or to an entity in which Hughes Electronics Corporation and/or General Motors Corporation does not directly or indirectly own more than fifty percent (50%) in value of the equity of such entity."




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               3.     A new Article VII is hereby added to the Plan to read as
follows:

               "ARTICLE VII

               Change in Control

               7.01 Effect of a Change in Control Upon an Award.

               (a) Upon (or, in the sole discretion of the Committee, as may be necessary to effectuate the purposes of the acceleration, immediately prior to) the consummation of a Change in Control, all outstanding Options (and related Alternate Rights) will immediately vest and become exercisable. The Committee shall provide a Recipient a right to refuse any acceleration, whether pursuant to an award agreement or otherwise. Any acceleration of an Option (and related Alternate Right) shall comply with applicable legal requirements.

               (b) Upon (or, in the sole discretion of the Committee, as may be necessary to effectuate the purposes of the acceleration, immediately prior to) the consummation of a Change in Control, all restrictions upon each share of outstanding restricted stock or an outstanding performance share will immediately lapse and all shares will immediately vest and will promptly be delivered to the Recipient.

               (c) Upon (or, in the sole discretion of the Committee, as may be necessary to effectuate the purposes of the acceleration, immediately prior to) the consummation of a Change in Control, all restrictions upon all outstanding performance units will lapse immediately and all such units will immediately vest. Unless the Committee provides for the assumption, substitution or continuation of such performance units, each Recipient will promptly receive a cash payment equal to the product of (x) the proceeds per share of Common Stock realized by the shareholders of the Company in connection with the Change in Control and (y) the number of performance units held by such Recipient.

               7.02 Exercise of Options in connection with a Change in Control.

               In the event that a Recipient's Options (and related Alternate Rights) are not exercised prior to the effective date of a Change in Control, then, unless the Committee provides for the assumption, substitution or continuation of such Option (and related Alternate Right), the Company shall, as of the date of such event, have the right to cancel such Options (and related Alternate Rights) upon payment to the Recipient, for each Option (and related Alternate Right) (including, without limitation, each Option and related Alternate Right that vests upon such Change in Control under Section 7.01(a)) that has not been exercised,




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               of an amount equal to (i) the proceeds per share of Common Stock realized by the selling shareholders of the Company in connection with the Change in Control, over (ii) the exercise price for such Option, payable in the same form and on the same terms as the consideration received by such shareholders of the Company; provided that the Company shall not make any payment or take any reduction with respect to any Option for which the exercise price is greater than or equal to the proceeds per share of Common Stock realized by the selling shareholders of the Company in connection with the Change in Control.

               4. In all other respects, the Plan is hereby ratified and confirmed and continues in full force and effect.




               IN WITNESS WHEREOF, this Amendment to the Plan has been executed effective the 7th day of December 2000.


                                            PANAMSAT CORPORATION



                                            By:  _______________________________




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